W E S T B A N K

                    C O R P O R A T I O N




                           Notice of
                        Annual Meeting
                        of Shareholders
                        April 20, 1994
                             and
                        Proxy Statement





________________________________________________________________________

                        Your Vote Is Important

  You are urged to exercise your right to vote by indicating your choices on the proxy card. Please date, sign and promptly return your proxy card in the enclosed postage-paid envelope. You may, nevertheless, vote in person if you attend the meeting.

________________________________________________________________________
_



                            WESTBANK CORPORATION
                              225 Park Avenue
                West Springfield, Massachusetts  01089-3310

               NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS
                   To be held Wednesday, April 20, 1994


                                                               March 18, 1994

To the Shareholders of Westbank Corporation:

    Notice is hereby given that the 1994 Annual Meeting of Shareholders of Westbank Corporation (the "Corporation") will be held at 9:00 A.M., on Wednesday, April 20, 1994 at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts, 01089, for the following purposes, all as set forth in the Proxy Statement accompanying this notice:

    1. To fix the number of Directors of the Corporation at thirteen.

    2.    Election of the individuals listed as nominees in the
          Proxy Statement accompanying   this notice of meeting.

    3.    To approve an amendment to the 1985 Incentive Stock
          Option Plan for Key Employees to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

    4. To appoint the firm of Deloitte & Touche as the Corporation's independent public accountants for the fiscal year ending December 31, 1994.

    5. To act upon such other matters as may properly be brought before the meeting or any adjournment thereof.

          The record date and hour for determining shareholders entitled to notice of, and to vote at, the meeting has been fixed at 5:00 P.M., March 4, 1994.

                                     By order of the Board of Directors



                                              Robert J. Perlak
                                                   Clerk


West Springfield, Massachusetts
March 18, 1994

PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN
THE ENVELOPE ENCLOSED FOR THAT PURPOSE.   YOU MAY NEVERTHELESS
VOTE IN PERSON IF YOU DO ATTEND THE MEETING.


                             PROXY STATEMENT


Approximate date of mailing
March 18, 1994


                          WESTBANK CORPORATION
                            225 Park Avenue
              West Springfield, Massachusetts 01089-3310
                            (413) 747-1400

            NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS
                       To be held April 20, 1994


                             INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Westbank Corporation (the "Corporation") to be used at the 1994 Annual Meeting of Shareholders of the Corporation to be held at the Carriage House at Storrowton Tavern, 1305
Memorial Avenue, West Springfield, Massachusetts 01089 on Wednesday, April 20, 1994 at 9:00 A.M. and at any adjournments thereof.

The close of business on March 4, 1994, has been fixed as the record date for determination of shareholders of the Corporation entitled to notice of and to vote at the 1994 Annual Meeting of Shareholders. The only class of issued and outstanding voting securities of the Corporation is the $2.00 par value Common
Stock (the "Common Stock"). As of the record date the number of shares of Common Stock outstanding and entitled to vote at the 1994 Annual Meeting of Shareholders is 3,125,506. Each share of
Common Stock is entitled to one vote.

The affirmative vote of a majority of the shares of Common Stock of the Corporation represented at the 1994 Annual Meeting is required to fix a number of Directors, to approve the Amendment to the 1985 Incentive Stock Option Plan for Key Employees, and to appoint the auditor of the Corporation. The affirmative vote of the plurality of the votes cast by shareholders is required to elect directors.

Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person as a shareholder giving a proxy has the power to revoke it any time before it is exercised by delivering notice of revocation, or a duly executed proxy bearing a later date, to the Treasurer of the Corporation.


                       ELECTION OF DIRECTORS

The By-Laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class shall be elected at each annual meeting of shareholders. The By-Laws of the Corporation also provide that the shareholders fix the exact number of Directors at the annual meeting of shareholders. The
Corporation's Board of Directors presently consists of thirteen members.

It is proposed by the Board of Directors that at the 1994 Annual Meeting the number of Directors who shall constitute the full Board of Directors until the next annual meeting shall be fixed at thirteen and that in accordance with the By-Laws of the Corporation four nominees be elected to serve a three-year term until the 1997 Annual Meeting of Shareholders and for such further time as may be required for the election and qualification of their successors. Unless returned proxies properly indicate that authority to vote for any of the nominees named herein is withheld, all proxies received by the Corporation in time for the 1994 Annual Meeting of Shareholders will be voted to fix the number of Directors at thirteen and, in the event the number of Directors is so fixed, in favor of the election of the nominees listed below. In the event any of the nominees named herein becomes unable or unwilling to accept nomination for election, the persons identified as proxies in the accompanying form of proxy and authorized to vote in the election will vote the shares represented by executed proxies in favor of the nomination and election of such substitute nominees as the Board of Directors of the Corporation may select.

The following tables name the individuals nominated for Director, and those Directors of the Corporation who will continue to serve after the meeting, and indicate their age, the period of time they have served as Director of the Corporation or its predecessor, their position with the Corporation, and their principal occupation or employment. No nominee or Director holds a directorship in any company, other than the Corporation, with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company
Act of 1940.

The following individuals are nominees for election as a Director of the Corporation at this 1994 Annual Meeting to serve for a three-year term until the 1997 Annual Meeting of
Shareholders:

                                    Has Served
       Nominee and                 On Board of
   Current Occupation            Directors of the
      or Employment;              Corporation or      Corporate
  Business Experience            Its Predecessor       Offices
  During Past 5 Years     Age          Since            Held

Leroy F. Jarrett          66           1961           Director,
  President and Treasurer,                            Vice Chairman
  New England Church Interiors                        of the Board,
                                                      and Clerk

Ernest N. Laflamme, Jr.   62           1987           Director
  Treasurer, City of Chicopee;
  President, Laflamme Oil

Robert F. Lloyd           48           1989           Director
  President, Lloyd Construction, Ltd.

Alfred C. Whitaker        67           1961           Director,
  Sales Consultant, Burke-Whitaker                    Chairman of the
  Pontiac Cadillac                                    Board, and
                                                      Assistant Clerk

The following Directors will continue to serve after the meeting:

                                    Has Served
       Nominee and                 On Board of
   Current Occupation            Directors of the
      or Employment;              Corporation or       Corporate    Term
  Business Experience            Its Predecessor        Offices    Expires
  During Past 5 Years     Age          Since              Held        In


Roland O. Archambault     61           1989            Director      1995
  Owner - Park Supply Co.

Mark A. Beauregard        42           1986            Director      1996
  Attorney - Resnic, Beauregard, Waite
  and Driscoll

David R. Chamberland      55           1989            Director      1996
  President, Chicopee Building Supply, Inc.

Donald R. Chase           47           1990            Director,     1995
  President and Chief Executive Officer,               President and
  Westbank Corporation; President and                  Chief Executive
  Chief Executive Officer, Park West                   Officer
  Bank and Trust Company (1988-present)

John E. Fitzgerald        69           1961            Director      1995
  Private Investor

Russell Mawdsley          69           1975            Director      1995
  President and Treasurer, Russell-Hall,
  Inc.

Paul J. McKenna           67           1961            Director      1995
  Orthodontist

Robert J. Perlak          58           1987            Director,     1996
  Retired - Formerly Assistant Chief                   Clerk
  Probation Officer of Hampden County

James E. Tremble          55           1986            Director      1996
  President
  Valley Cinema, Inc.

The total number of special and regular meetings of the Board of Directors of the Corporation during the fiscal year ended December 31, 1993 was 5. Each Director attended at least 75% of all Board of Directors meetings held in 1993 during the period for which he was a Director. In addition to serving as Directors of the Corporation, board members also serve as the Board of Directors of the Corporation's wholly owned subsidiary, Park West Bank and Trust Company ("Park West"). During 1993, the Board of Directors of Park West met 24 times. All Directors attended at least 75% of all board meetings of Park West.

Committees

The Board of Directors each year appoints Directors to serve on standing committees of the Board of Directors, including the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee. The members of the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee of the Corporation also make up these same committees for Park West.

Executive Committee

The members of the Executive Committee in 1993 were Messrs.
Mawdsley, Chase, Fitzgerald, Jarrett, Whitaker and Laflamme.  The
Executive Committee of Park West met 13 times during 1993.

Compensation Committee

The members of the Compensation Committee in 1993 were Messrs.
Mawdsley, Fitzgerald, Jarrett, Whitaker and Laflamme.  The
Compensation Committee met 6 times in 1993.

Nominating Committee

The members of the Nominating Committee in 1993 were Messrs. Chase, Fitzgerald, Laflamme, Lloyd and Whitaker. The Committee nominates and appoints Directors for the annual meeting, reports to the Board of Directors on or before December 31 of each year its nominations and submits its nominees for Directors for publication in the Notice of Meeting of Shareholders and Proxy Statement. The Committee met one time during 1993. The Nominating Committee will consider nominees recommended by the Corporation's shareholders prior to December 1 of each year.

Audit Committee

The members of the Audit Committee in 1993 were Messrs. Perlak, Archambault, Jarrett, Mawdsley and McKenna. The Committee makes recommendations concerning the selection of an independent auditor for the Corporation, and reviews the reports of the independent auditor and subsidiary audit committees. The Audit Committee of Park West met 8 times during 1993.

Executive Officers

In addition to the Executive Officer of the Corporation who is a Director and is listed in the tables above, Gary L. Briggs, age 43, is Executive Vice President - Lending of Park West, having served as such since 1988 and during the four years prior to that time as Senior Vice President and Vice President of Park West; John M. Lilly, age 45, is Treasurer and Chief Financial Officer of the Corporation, having served as such since 1991, and is also Executive Vice President - Finance and Treasurer of Park West, having served as such since 1988 and during the four years prior to that time as Senior Vice President and Treasurer and as Vice President and Comptroller of Park West; Deanna M. Hoarle, age 54, is Senior Vice President of Park West, having served as such since 1986 and as Vice President and Operations Officer of Park West during the four years prior to that time; and Robert A. Gibowicz, age 50, is Senior Trust Officer of Park West, having served as such since 1986 and as Trust Officer for three years prior to that. Each Executive Officer serves for a one-year term and until his or her successor is elected and qualified.


                 BENEFICIAL OWNERSHIP OF STOCK

The following table sets forth certain information as of the record date with respect to all individuals known to the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock of the Corporation:

                                      Number of            Percent of
        Name and Address          Shares Beneficially     Outstanding
           of Owner                     Owned(2)             Shares

  Andrew J. Lane
  1500 Worcester Road                   265,362               8.5%
  Framingham, MA  01701

On March 24, 1989, Andrew J. Lane, A. J. Lane & Co., Inc. and Lane Homes, Inc. filed petitions with the United States Bankruptcy Court, District of Massachusetts, for reorganization under Chapter 11 of the United States Bankruptcy Code. As of the record date, the petitions are pending before the United States Bankruptcy Court. It is anticipated that any plan confirmed by the Bankruptcy Court will result in, at best, a minimal dividend to creditors.

As of the date of the bankruptcy petition, Park West had aggregate loans outstanding to A. J. Lane & Co., of $1,300,000 with interest at the Park West Prime Rate. Such loans were guaranteed by Andrew J. Lane, and all remain outstanding. In addition, on such date, Park West had a loan outstanding to Andrew J. Lane, d/b/a Lane Construction, of $1,300,000 with interest at the Park West Prime Rate, and a personal loan to Andrew J. Lane in the amount of $176,611 with interest at the Park West Prime Rate. The loan to Andrew J. Lane, d/b/a Lane Construction, was charged off by Park West in 1989, and the loans to A. J. Lane & Co., Inc. were charged off by Park West in 1990. The personal loan to Andrew J. Lane was paid in full in 1989.


In addition, as of the date of the bankruptcy petition, Chicopee Co-operative Bank, which was later merged into Park West, had a loan outstanding to Lane Homes, Inc. of $56,865. Such loan was guaranteed by Andrew J. Lane. In 1990, the collateral supporting this loan was deeded to Park West in lieu of foreclosure.

With the exception of the $176,611 loan, all such loans are real estate development loans.

The following table and related notes set forth information as of the record date regarding the Corporation's Common Stock beneficially owned by each Director and nominee and by Directors, nominees and Officers of the Corporation and Park West:

                                      Number of            Percent of
        Name of Individual        Shares Beneficially     Outstanding
        or Persons in Group          Owned(1)(2)            Shares

      Roland O. Archambault             12,598                  .4%

      Mark A. Beauregard                 4,411                  .1

      David R. Chamberland               4,975                  .2

      Donald R. Chase                   59,452(4)              1.9

      John E. Fitzgerald                90,531                 2.9

      Leroy F. Jarrett                  74,431(3)              2.4

      Ernest N. Laflamme, Jr.           24,775(3)               .8

      Robert F. Lloyd                   14,675(3)               .5

      Russell Mawdsley                  34,333                 1.1

      Paul J. McKenna                   61,350                 2.0

      Robert J. Perlak                  39,809                 1.3

      James E. Tremble                   1,662                  .1

      Alfred C. Whitaker                28,000(3)               .8

      All Directors, nominees and      536,647               17.17
       Executive Officers as a group
       (17 persons, including those
       named above)(4)(5)


(1) Based upon information provided to the Corporation by the indicated persons.
(2) Under regulations of the Securities and Exchange Commission, a person is treated as the beneficial owner of a security if the person directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting, of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days.
(3) Indicates a nominee for election as a Director of the Corporation at the 1994 Annual Meeting of Shareholders.
(4) The information in the table includes all shares under stock options which were exercisable on the record date or 60 days thereafter. As of that date, Mr. Chase owned exercisable options to purchase 43,058 shares, and all Directors and Executive Officers as a group owned exercisable options to purchase 89,449 shares.
(5)  For the purposes of the above table, the term "Executive
     Officer" means any individual elected as an Executive Officer of the Corporation or Park West or by their respective Boards of Directors.

               EXECUTIVE MANAGEMENT COMPENSATION

Compensation decisions for executive officers of the Corporation are made by the Compensation Committee, and approved by the full Board of Directors. Mr. Chase, who is a member of the Board of Directors as well as an executive officer of the Corporation, neither participated in nor voted upon his compensation package.

Report of the Compensation Committee on Executive Management
Compensation

Set forth below is the report of the Compensation Committee of the Corporation regarding executive management compensation, as required by applicable rules of the Securities and Exchange
Commission.

In general, total compensation for executive officers of the Corporation consists of salary, as determined annually by the Compensation Committee, stock options, and certain other miscellaneous benefits, including, in certain instances, cash bonuses. Decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers are approved by the full Board of Directors, except as otherwise set forth herein. In determining the proper amount of compensation for each executive officer, the Compensation Committee considers various factors, including, inter alia:

     -    the performance of the Corporation;

     - the individual's performance as an executive officer of the Corporation;

     - the amount of compensation paid to similarly situated executive officers in similar sized corporations; and

     -    length of service with the Corporation.

During 1993, the only executive officer of the Corporation who was paid in excess of $100,000.00 in cash compensation was the Chief Executive Officer, Donald R. Chase. Mr. Chase's cash compensation was increased in 1993 by $6,300.00, representing a cash bonus equal to five percent (5%) of his base salary. Mr. Chase's base salary, however, remained unchanged. The cash bonus was recommended by the Compensation Committee following its evaluation of Mr. Chase's performance as CEO, and the overall improved corporate performance for 1993. In addition, as a result of its review of Mr. Chase's performance as CEO and the performance of the Corporation in 1993, the Compensation Committee recommended, and the Board of Directors approved, an additional bonus to Mr. Chase consisting of $5,040.00 worth of Common Stock. Finally, in recognition of Mr. Chase's service to the Corporation, and the Corporation's 1993 performance, the Compensation Committee also recommended, and the Board of Directors granted, 12,500 stock options (at $2.50 per share) and 10,302 stock options (at $3.50 per share) to Mr. Chase pursuant to the terms of the 1985 Incentive Stock Option Plan for Key Employees, as amended. During 1993, a total of 52,400 stock options (at $2.50 per share) and 20,302 stock options (at $3.50 per share) were granted to participants in the 1985 Incentive Stock Option Plan for Key Employees, as amended. The Compensation Committee believes that Mr. Chase's 1993 compensation is reasonable given the Corporation's 1993 performance, and in light of compensation paid Chief Executive Officers of similarly sized banking institutions.

Respectfully submitted by:

Russell Mawdsley      John E. Fitzgerald          Ernest N. Laflamme, Jr.
Chairman              Leroy F. Jarrett            Alfred C. Whitaker


                                                  The Compensation Committee



Compensation Information

The following table sets forth the cash compensation paid to, as well as long-term compensation paid for each of the last three fiscal years, to all executive officers of the Corporation who received over $100,000.00 in cash compensation during 1993:


                   SUMMARY COMPENSATION TABLE

                                         Annual Compensation

                                                               Other
                                                               Annual
                                             Other             Compensation
Name and Principle Position   Year    Salary ($)   Bonus ($)   ($)

CEO Donald R. Chase(1)
                              1993   $126,400.00    $6,300.00   N/A

                              1992   $128,422.71(5) N/A         N/A

                              1991   $126,400.00    N/A         N/A


                              Long Term Compensation

                                       Awards            Payouts


                              Restricted                      All Other
                              Stock        Options/   LTIP    Compen-
                       Year   Award(s)($)  SARs (#)   Payouts sation ($)

                       1993      N/A        22,802(2)  N/A    $17,879.00(3)

                       1992      N/A        20,256(4)  N/A    $12,958.00

                       1991      N/A                   N/A    $12,638.00




(1) Donald R. Chase was the only executive officer of the Corporation who was paid in excess of $100,000 in 1993.

(2) 12,500 options were granted in 1993 at an option price of $2.50 per share, 10,302 options were granted in 1993 at an option price of $3.50 per share.

(3) Mr. Chase's other compensation consists of the following--a
$12,839.00 contribution to the Money Purchase Pension Plan, described below, and an award of stock of the Corporation valued at $5,040.00.

(4) 13,256 options granted in 1992 constituted pre-existing options repriced as new grants of options.

(5) Compensation for Mr. Chase during 1992 was based on 53 weeks.

1985 Incentive Stock Option Plan for Key Employees

In February, 1985, the Board of Directors of the Corporation unanimously adopted the 1985 Incentive Stock Option Plan for Key
Employees (the "1985 Stock Plan"), which was approved by the shareholders at the Annual Meeting in April, 1985.

The 1985 Stock Plan is administered by the Board of Directors. The Board of Directors is authorized to grant stock options to the professional and supervisory employees of the Corporation and its subsidiaries at any time until February 19, 1995. Twenty-six persons are eligible to participate in the 1985 Stock Plan.

All options are granted at 100% of the fair market value of the Common Stock of the Corporation on the date of the grant. Each stock option terminates not more than 10 years after the date of the grant. Options are exercisable in such installments as may be determined by the Board of Directors. Payment of stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred other than by will or the laws of descent or distribution.

For options granted prior to January 1, 1987, no option could be granted to any employee in any calendar year to the extent that the aggregate fair market value of shares subject to options granted in such year exceeded $100,000 plus any unused limit carryover. For options granted in 1987 and later years, the aggregate fair market value, determined at the date of grant, of shares with respect to which any such options are exercisable for the first time by an individual during any calendar year, when aggregated with the fair market value of shares subject to other incentive stock options then outstanding exercisable for the first time in such calendar year, may not exceed $100,000.

The Board of Directors may amend or terminate the 1985 Stock Plan from time to time in any manner, provided, however, that no such action, without approval of the shareholders, may increase the number of shares issuable under the 1985 Stock Plan. On February 16, 1994, the Board of Directors voted to increase the number of shares issuable under the 1985 Stock Plan by 200,000, which increase, if approved by the shareholders, will result in 340,617 shares issuable under the 1985 Stock Plan.

A total of 5,700 options were exercised in 1993. No options expired or were otherwise terminated during 1993.

The charts below disclose information regarding options granted pursuant to the 1985 Stock Plan as the same apply to Mr. Chase.


     OPTIONS/STOCK APPRECIATION RIGHTS (SAR) GRANTS IN LAST FISCAL YEAR

                          Individual Grants


                              Percent of
                              Total
                              Options/
                              SARs
                              Granted to
               Options/       Employees         Exercise or
               SARs           In Fiscal         Base Price    Expiration
Name           Granted #      Year              ($/Sh)        Date


Donald R Chase 12,500         24%(1)            $2.50         5/31/2003
CEO            10,302         51%               $3.50         6/29/2003



                               Potential realized value
                               at assumed annual rates
                               of stock price appreciation
                               for option term

                                   5% ($)       10% ($)

               12,500           $ 19,647       $ 49,295
               10,302           $ 22,668       $ 57,461

(1) The calculation of percent of total options is calculated in relation to, in each instance, the number of options granted of each share price in the last fiscal year. Specifically, the Corporation granted 52,400 options at $2.50 per share and 20,302 options at $3.50 per share. In the aggregate, therefore, the Corporation granted 72,702 options in 1993, of which Mr. Chase was granted 22,802 options, or 31% of all options granted by the Corporation in 1993.

        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                  AND FY-END OPTION/SAR VALUES

                                                          Value of
                                           Number of      Unexercised
                                           Unexercised    In-The-Money
                                           Options/SARs   Options/SARs
                    Shares        Value    at FY-End (#)  at FY-End ($)
                    Acquired on   Realized Exercisable/   Exercisable/
Name                Exercise (#)    ($)    Unexercisable  Unexercisable

Donald R. Chase           0         N/A    43,058/0       $107,817
CEO

               TEN-YEAR OPTION/SAR REPRICINGS
Donald R. Chase
CEO                                                        Length of
      Number of   Market Price   Exercise                  Original
      Options/    of Stock at    Price at Time             Option Term
      SARs        Time of        of Repricing              Remaining at
      Repriced or Repricing or   or              New       Date of
      Amended     Amendment      Amendment       Exercise  Repricing or
Date    (#)         ($)            ($)           Price ($) Amendment

N/A     NONE        N/A            N/A           N/A       N/A





Long Term Incentive Plans and Retirement Plans

The Corporation does not maintain any "Long Term Incentive Plans" for its Executive Officers.

The Corporation has no pension, profit-sharing or similar plans for its Executive Officers or employees. As set forth below, however, the Executive Officers and employees are eligible to participate in the Park West Money Purchase Pension Plan.

PARK WEST. Park West maintains a Money Purchase Pension Plan (the "Plan") available to employees of the Corporation and Park West. Full-time employees become eligible to participate in the Plan when they have both (i) reached the age of 20-1/2 and (ii) completed six months of service (as defined in the Plan).

Contributions to the Plan may be made by both Park West and a participant. Park West's contributions will be made to the Plan whether or not a participant chooses to contribute. The annual contribution by Park West to each participant's account for 1992 equals 7% of a participant's annual compensation plus 5.7% of a participant's annual compensation in excess of the participant's Social Security Taxable Wage Base. During 1993, Park West contributed $ 12,839 for the account of Donald R. Chase. The contribution to Mr. Chase's account is included in the "All Other Compensation" column of the Summary Compensation Table above.

During 1993, Park West contributed in the aggregate $ 36,689 for the accounts of all Executive Officers of Park West, to the Money Purchase Pension Plan.

Director Compensation

During 1993, Directors of the Corporation who are not salaried employees received directors' fees of $10,000.00. The Chairman of the Board of Directors received annual remuneration of $15,000.00, while the Clerk of the Corporation received an annual fee of $12,500.00. Directors who are also salaried employees receive no additional compensation for their services as Directors of the Corporation.

Employment and Termination Agreements

Donald R. Chase has entered into a Termination Agreement with Park West regarding termination of employment subsequent to a "change in control" of Park West, as defined in the Termination Agreement. Following the occurrence of a change in control, if Mr. Chase's employment is terminated (except because of retirement, death, disability, or for "cause" as defined in the Termination Agreement) or is voluntarily terminated by Mr. Chase for "good reason" as defined in the Termination Agreement, then Mr. Chase shall be entitled to a lump sum payment approximately equal to three times his average annual compensation for the previous five years.


Performance Comparison Table

Set forth below is a data table illustrating the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1988 in each of the following:

(a) The Standard & Poor's 500 Index
(b) A hypothetical fund with investments in the stock of peer corporations (the "Peer Group")
(c) The Corporation

The Peer Group consist of all public banks and bank holding companies which operate banks in Park West Bank West's market area. The members of the Peer Group are:

      Baybanks, Inc.                  Fleet Financial Group
      Bank of Boston Corporation      Shawmut National Corpoaration
                                      West Mass Bankshares

                 1988      1989      1990      1991      1992      1993
Peer Group      100.00     90.93     35.21     69.19    129.47    143.65
Westbank        100.00     50.17     23.16     15.88     23.54     43.12
S&P 500         100.00    126.79    119.17    149.36    155.85    166.57


Miscellaneous

During 1993, certain of the Corporation's Executive Officers, Directors and nominees for Director and members of their immediate family and associates have had, and expect to have in the future, transactions in the ordinary course of business with Park West, including borrowings, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and not involving more than normal risk of collectibility or presenting other unfavorable features.



   APPROVAL OF AMENDMENT TO 1985 INCENTIVE STOCK OPTION PLAN
                       FOR KEY EMPLOYEES

On February 16, 1994, the Board of Directors adopted an Amendment to the 1985 Stock Plan to increase the number of shares reserved for issuance thereunder by 200,000. As of December 31, 1993, and without giving effect to the proposed increase in shares, a total of 140,617 shares had been reserved for issuance in the 1985 Stock Plan and no shares remained available for future grant under the 1985 Stock Plan.

Because of the limited number of shares remaining to be issued pursuant to the 1985 Stock Plan, the Board of Directors deemed it advisable that the 1985 Stock Plan be amended, subject to approval by the shareholders, to increase the number of shares available for issue pursuant to the 1985 Stock Plan by 200,000 shares. The Board of Directors believes it is desirable to have the additional shares that will be authorized by the proposed Amendment available for issuance to key employees. Having such additional authorized shares available will give the Corporation greater flexibility by permitting such shares to be issued pursuant to the terms of the 1985 Stock Plan without the expense and delay of a special meeting of stockholders.

The essential features of the 1985 Stock Option Plan are described in the section entitled "Executive Compensation-1985
Incentive Stock Option Plan for Key Employees".  Copies of the
1985 Stock Plan are available upon request.

At the Annual Meeting, the shareholders are being asked to approve the increase in the number of shares reserved for issuance under the 1985 Stock Plan by 200,000 shares. The affirmative vote of a majority of the shares of Common Stock of the Corporation represented at the 1994 Annual Meeting is required to approve the Amendment to the 1985 Stock Plan. The Board of Directors has unanimously approved the proposed Amendment to the 1985 Stock Plan and recommends that the shareholders vote FOR such Amendment.


               EMPLOYEE STOCK OWNERSHIP PLAN

On January 1, 1989, the Corporation's Employee Stock Ownership Plan (the "ESOP") became effective. The ESOP is administered and otherwise governed by the provisions of the ESOP and a related Trust Agreement. Pursuant to the terms of the ESOP, the Trustee may invest the ESOP's Trust Assets in, among other investments, shares of the Common Stock of the Corporation. As of the record date, no shares of the Common Stock of the Corporation were owned by the ESOP Trust.

                DIVIDEND REINVESTMENT PLAN

In 1989, the Corporation implemented a Dividend Reinvestment and Common Stock Purchase Plan pursuant to which holders of the Corporation's Common Stock may invest all or a portion of that holder's quarterly cash dividends, plus up to $1,000 per calendar quarter, in additional shares of the Corporation's Common Stock. In 1993, 11,311 shares of the Corporation's Common Stock were purchased through the Dividend Reinvestment and Common Stock Purchase Plan.

                 SHAREHOLDER RIGHTS PLAN

In 1989, the Corporation adopted a Shareholders Rights Plan, which plan is intended to protect the interests of Shareholders in the event the Corporation is confronted with a hostile takeover.

The Shareholder Rights Plan does not prevent an acquisition of the Corporation on terms that are in the best interests of the Shareholders. Under the terms of the Shareholder Rights Plan, the Corporation has declared a dividend distribution of one Common Stock Purchase Right for each outstanding share of Common Stock of the Corporation to Shareholders of record as of January 2, 1990. A Common Stock Purchase Right entitles a registered Shareholder to purchase one share of Common Stock at an exercise price of $36 per share, subject to adjustment. The Common Stock Purchase Right may be exercised only upon the occurrence of certain events, including an attempted hostile takeover, as described in the Shareholder Rights Agreement. As of the record date, no Common Stock Purchase Rights have been or are exercisable.

         APPOINTMENT OF CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has solicited proposals from various accounting firms to act as the Corporation's certifying accountants for the fiscal year ending December 31, 1994. After reviewing the proposals received, the Board of Directors approved a recommendation of the Audit Committee that the Corporation change its certifying accountants from the firm of KPMG Peat
Marwick ("Peat Marwick"), to the firm of Deloitte & Touche ("Deloitte"). If ratified by the Shareholders, the client auditor relationship between the Corporation and Peat Marwick will be terminated effective with the completion of the 1993 financial audit. Peat Marwick's audit duties for the Corporation will conclude after the preparation of the 1993 Annual Report of the Corporation and the presentation of the 1993 Annual Report of the Corporation to the 1994 Annual Meeting of Shareholders.

Peat Marwick's report on the Corporation's financial statements during the two most recent fiscal years preceding the date hereof contain no adverse opinion or disclaimer of opinions, and was not qualified as to audit scope or accounting principles. Peat Marwick's December 31, 1992 opinion contained a modification because the Corporation's subsidiary Bank, Park West, was categorized as undercapitalized by the Federal Deposit Insurance Corporation. The Corporation's December 31, 1992 financial statements did not contain any adjustments as to this uncertainty (see "Agreement with Regulatory Authorities", below and Note 16 to the Corporation's financial statements). Peat Marwick's December 31, 1993 opinion was not so modified since, as of that date Park West was categorized as adequately capitalized by the Federal Deposit Insurance Corporation. In addition, in 1993, the Corporation adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", as issued by the Financial Accounting Standards Board in February, 1992.

During the last two fiscal years and the subsequent interim periods preceding the date hereof, there were no disagreements between the Corporation and Peat Marwick on any matters of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Peat Marwick, would have caused Peat Marwick to make a reference to the subject matter of the disagreements in connection with its reports.

None of the "reportable events" described under Item 304(a) (1)
(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934 ("Regulation S-K") occurred within the Corporation's two most recent fiscal years and any subsequent interim periods preceding the date hereof.

During the last two fiscal years and the subsequent interim periods preceding the 1994 fiscal year, the Corporation did not consult Deloitte regarding any of the matters or events set forth in Item 304(a) (2) (i) and (ii) of Regulation S-K.

Representatives of Peat Marwick and Deloitte are expected to attend the 1994 Annual Meeting of Shareholders and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche as the Corporation's auditors, and unless otherwise directed, proxies will be voted in favor of this selection.

                        OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Corporation is not aware of any business to be presented at the 1994 Annual Meeting other than matters referred to in the Notice of Meeting and this Proxy Statement. If any other matters properly come before the meeting, or any adjournment thereof, the enclosed Proxy will be voted on such matters in accordance with the recommendations of the Corporation's Board of Directors.


              AGREEMENT WITH REGULATORY AUTHORITIES

In March, 1992, Park West's Board of Directors entered into a Formal Order (the "Order") with the Federal Deposit Insurance Corporation ("FDIC") and the Commissioner of Banks for the Commonwealth of Massachusetts (the "Commissioner"). The Order requires Park West to take certain affirmative actions in response to an examination by the FDIC and the Commissioner. The Order is binding upon Park West, its successors, assigns, directors, officers, employees, agents, and "other institution-related parties", as defined in the Federal Deposit Insurance Act. As of the record date the Bank is substantially in compliance with the Formal Order.

A description of the major provisions of the Order is contained in the Corporation's 1993 Annual Report to Stockholders.

                      MISCELLANEOUS

The expense of this solicitation on behalf of the Board of Directors will be paid by the Corporation. To the extent necessary in order to assure sufficient representation of shareholders at the meeting, officers and employees of the Corporation or Park West may personally, by telephone or by other means, contact shareholders to request the return of proxies. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy material to beneficial owners in order to solicit authorizations for the execution of proxies. The Corporation may, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material.

                 SHAREHOLDER PROPOSALS

Holders of the Common Stock of the Corporation who wish to submit proposals to be considered at the next Annual Meeting of Shareholders of the Corporation, which meeting is scheduled to be held on April 19, 1995 must submit such proposals to the Corporation on or before November 25, 1994.

                        ANNUAL REPORT

A copy of the Corporation's Annual Report for 1993 including financial statements is enclosed. The Annual Report is not to be regarded as proxy soliciting material.

                                  By order of the Board of Directors



                                         Robert J. Perlak
                                             Clerk
Dated:  March 18, 1994

                             NOTICE

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE CORPORATION UPON WRITTEN REQUEST ADDRESSED TO JOHN M. LILLY, TREASURER, 225 PARK AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01089-3310.








                      WESTBANK CORPORATION
     PROXY FOR 1994 ANNUAL SHAREHOLDERS MEETING -- April 20, 1994

  I, the undersigned holder of common stock of Westbank Corporation, hereby appoint Deanna M. Hoarle and Joseph L. Rolak, or either of them, with the power of substitution, proxies of the undersigned to vote the shares of the undersigned at the 1994 Annual Meeting of Shareholders of Westbank Corporation to be held at 9:00 A.M. , April 20, 1994 at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are specifically authorized to vote as indicated below.

  THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED BELOW UNLESS AUTHORITY IS WITHHELD OR OTHERWISE INDICATED. ALL PROXIES EXECUTED CORRECTLY WILL BE VOTED AS DIRECTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. FIXING THE NUMBER OF DIRECTORS.  To fix the number of
Directors of the Corporation at thirteen (13).

         ___ FOR        ___ AGAINST         ___ ABSTAIN

2. ELECTION OF DIRECTORS. To elect the following Directors of the
Corporation for a three-year term until the 1997 Annual Meeting of Shareholders.

Leroy F. Jarrett
         ___ FOR        ___ AGAINST         ___ ABSTAIN

Ernest N. Laflamme, Jr.
         ___ FOR        ___ AGAINST         ___ ABSTAIN

Robert F. Lloyd
         ___ FOR        ___ AGAINST         ___ ABSTAIN

Alfred C. Whitaker
         ___ FOR        ___ AGAINST         ___ ABSTAIN

3. APPROVE AMENDMENT TO THE 1985 INCENTIVE STOCK OPTION PLAN. To approve an amendment to the 1985 Incentive Stock Option Plan for Key Employees to increase the number of shares of Common
Stock for issuance thereunder by 200,000 shares.

         ___ FOR        ___ AGAINST         ___ ABSTAIN

4. SELECTION OF CERTIFIED PUBLIC ACCOUNTANTS. To ratify the appointment, by the Board of Directors, of Deloitte & Touche as independent public accountants for the fiscal year ending
December 31, 1994.

         ___ FOR        ___ AGAINST         ___ ABSTAIN

5. OTHER BUSINESS. In their discretion, to act upon the transaction of such other business as may properly come before the meeting and any adjournment thereof.




                                Date: _______________________, 1994


                                ___________________________________
                                   (Signature of Shareholder)



                                ___________________________________
                                   (Signature if Jointly held)
                                When signing as Attorney, Executor,
                                Administrator, Trustee or Guardian,
                                please give full title.
                                If more than one Trustee, all
                                should sign.
                                All joint owners must sign.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS